Exhibit 99.1

SIGA Announces Restatement of Certain Historical Financial Results to Reflect Reclassification of Warrants as a Liability

NEW YORK, NEW YORK, May 10, 2013 – SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to fight pathogens capable of use as bioweapons, announced today that, based on the recommendation of management, the Company concluded that the previously issued consolidated financial statements for the years ended December 31,  2011 and 2010 in the most recently filed annual report on Form 10-K for the year ended December 31, 2012 are no longer appropriate to rely upon because they failed to account for certain outstanding warrants to purchase common stock of the Company as liabilities rather than equity and to account for non-cash charges resulting from required periodic “mark-to-market” adjustments of these warrants.  The Company has determined that its Form 10-K for the year ended December 31, 2012 should be amended to reflect the aforementioned liabilities and non-cash charges.

The Company has concluded that the only change required to its previously filed balance sheets and statements of operations will be the recording of the appropriate liabilities and non-cash charges in the appropriate reporting periods and the effects therefrom. No other change to its previously filed balance sheets or statements of operations is anticipated.  The cumulative impact of the restatement is expected to result in an approximate decrease in the total stockholders’ equity balance and a corresponding increase in total liabilities of $700,000 at December 31, 2012 .

There is no impact on net cash flows for the 2011 and 2010 annual periods because the changes in the fair value of common stock warrants are recorded as non-cash charges that adjust net loss or earnings to reconcile to net cash used in operating activities on the Company’s consolidated statements of cash flows.

About SIGA Technologies, Inc.

In the United States and around the globe, populations face a serious but unmet need for new drugs to protect against potentially catastrophic emerging viral pathogens and biological weapons of mass destruction. We are a pharmaceutical company specializing in developing pharmaceutical solutions for some of the most lethal pathogens – smallpox, Ebola, dengue, Lassa fever and other dangerous viruses. Our objective is to discover, develop, and commercialize drugs to prevent and treat these high-priority threats. Our mission is to disarm dreaded viral diseases and create robust, modern biodefense countermeasures. For more information about SIGA, please visit SIGA’s web site at www.siga.com.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to our intention to restate our financial statements, the type and extent of matters reflected in such restated financial statements, and the timing of filing of our restated financial statements.  Forward-looking statements are subject to various known and unknown risks and uncertainties and we caution you that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Our actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond our control, including, but not limited to, (i) the risk that potential products that appear promising to SIGA or its (i) the risk that potential products that appear promising to us or our collaborators cannot be shown to be efficacious or safe in subsequent animal, pre-clinical or clinical trials, (ii) the risk that we or our collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that we may not be able to obtain anticipated funding for our development projects or other needed funding, (iv) the risk that we may not be able to secure funding from anticipated or current government contracts and grants, (v) the risk that we may not be able to secure or enforce sufficient legal rights in our products, including patent protection, (vi) the risk that any challenge to our patent and other property rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to our products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that one or more protests could be filed and upheld in whole or in part or other governmental action taken, in either case leading to a delay of performance under our contract with BARDA, or other governmental contracts, (ix) the risk that our BARDA contract is modified or canceled at the request or requirement of the U.S. government, (x) the risk that the adverse portions of the post-trial decision by the Delaware Chancery Court in the litigation brought by PharmAthene, Inc. will be upheld in further proceedings, including any appeal or cross-appeal, or that the favorable portions will be modified, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper our efforts to develop or market our products, (xii) the risk that the changes in domestic and foreign economic and market conditions may adversely affect our ability to advance our research or products, (xiii) the effect of federal, state and foreign regulation, including drug regulation and international trade regulation, on our business, (xiv) the risk that our outstanding indebtedness may make it more difficult to obtain additional financing, and (xv) the risk that the U.S. government’s responses (including inaction) to the national and global economic situation, including possible courses of action related to the so-called “sequester”, may adversely affect our business. More detailed information about our company and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements set forth here, is set forth in our filings with the Securities and Exchange Commission (the SEC), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in other documents that we have filed with the SEC. We urge investors and security holders to read those documents free of charge at the SEC’s website at http://www.sec.gov. Interested parties may also obtain those documents free of charge directly from us. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the federal securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, future events or otherwise.

Contact:

KCSA Strategic Communications
Todd Fromer / Rob Fink
212-896-1215 / 1206
732-241-5193
Tfromer@kcsa.com / rfink@kcsa.com